Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333‑226268) and Form S‑8 (File No. 333‑128252 and 333‑190877 and 333‑224042) of Citizens Community Bancorp, Inc. and Subsidiary (the Company) of our report dated March 10, 2020, relating to the consolidated financial statements, which appears in this annual report on Form 10‑K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)
Minneapolis, Minnesota
March 8, 2021